UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2003

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)

1-13653 (Commission File Number)	31-1544320 (IRS Employer Identification No.)

One East Fourth Street
Cincinnati, Ohio 45202
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

TABLE OF CONTENTS

Item 7.  Financial Statements and Exhibits.

Item 9.  Regulation FD Disclosure (Information Furnished in this Item is Being Furnished under Items 9 and 12).

SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 7.  Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.
    Pro forma financial information. Not applicable.
    Exhibits.

Exhibit No.	Description

99.1

Press release, dated as of July 31, 2003, reporting American Financial Group, Inc. fiscal second quarter results for the period ended June 30, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

Item 9.  Regulation FD Disclosure (Information Furnished in this Item is Being Furnished Under Items 9 and 12).

In accordance with SEC Release Nos. 33-8176 and 33-8216, the information contained in the press release dated as of July 31, 2003 and in the related exhibit is being furnished under Item 12.

On July 31, 2003, American Financial Group, Inc. ("AFG") AFG reported its fiscal second quarter results for the period ending June 30, 2003. A copy of the press release issued by AFG on July 31, 2003 is furnished herewith as Exhibit 99.1 and are incorporated herein by reference.

The information in this report, including the exhibits hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
AMERICAN FINANCIAL GROUP, INC.

Dated: July 31, 2003	By: /s/ Fred J. Runk
Fred J. Runk
Senior Vice President & Treasurer

INDEX TO EXHIBITS
99.1

Press release, dated as of July 31, 2003, reporting American Financial Group, Inc. fiscal second quarter results for the period ended June 30, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

Exhibit 99.1

American Financial Group Announces Second Quarter Results

Cincinnati, Ohio July 31, 2003 - American Financial Group, Inc. (NYSE: AFG) today reported net earnings for the 2003 second quarter of $30.5 million ($.44 per share). These results included an after-tax charge of $28.5 million ($.41 per share) for the effect of a previously announced arbitration decision relating to an AFG insurance subsidiary's share of a 1995 property claim, and a $6.7 million ($.10 per share) charge representing AFG's portion of a charge recorded within the fixed annuity operations related to the negative effect of lower interest rates. These charges were partly offset by net realized gains of $16.1 million ($.23 per share). AFG's net earnings for last year's second quarter were $12.1 million ($.17 per share) which included net realized losses of $28.3 million ($.42 per share).

Many investors and analysts focus on "core earnings" of companies, setting aside items which are not considered to be part of the ongoing earnings of the company. Core earnings from insurance operations were $15.1 million ($.22 per share) for the second quarter of 2003 and included the above-mentioned charges and $3.1 million of investee earnings from Infinity Property and Casualty Corporation. Reported core earnings from insurance operations for the previous year's second quarter were $42.8 million ($.62 per share). Excluding the above-mentioned charges, the results for the 2003 second quarter were 18% above the 2002 period primarily due to improved underwriting margins in the specialty businesses within the property and casualty insurance ("P&C") operations, partially offset by lower investment income. Details of the financial results may be found in the accompanying schedules.

Carl H. Lindner, AFG Chairman and Chief Executive Officer stated, "We continue to benefit from the hard market conditions and price firming in the commercial casualty markets. We are pleased with the operating results of our ongoing insurance operations and expect these positive trends to continue. I remain comfortable with our previously announced 2003 core earnings guidance of $2.10 to $2.30. We were also pleased with the June sale of senior convertible notes, resulting in net proceeds of approximately $185 million, a portion of which was used to pay off our revolving bank line while the remainder is being used in operations."

Business Segment Results

The combined ratio of the P&C Group for the 2003 second quarter, before adding 10.6 points for the above-mentioned charge, was 96.5% compared to 101.1% for the same period a year ago. The group's premiums and underwriting results for the 2003 second quarter included AFG's direct auto insurance companies through the date of their sale at the end of April.

The Specialty Group reported an underwriting profit for the 2003 second quarter with a combined ratio of 95.7%, an improvement of 2.3 points over the 2002 second quarter. The Group's gross written premiums for the 2003 quarter grew approximately 24% compared with the 2002 period, reflecting the effect of continuing rate increases in most of its businesses. The Group's net written premiums grew at a lower rate of 14% over the 2002 period, primarily due to a reinsurance agreement put into place in the 2002 fourth quarter.

Carl H. Lindner III, AFG Co-President and head of the P&C Group commented: "Our Specialty Group generated another solid underwriting profit for the seventh consecutive quarter. A majority of our ongoing lines of business achieved a growth rate of over 20% in gross written premiums through the first half of the year and most of our individual business units continue to report underwriting profitability. Even though the group's 2003 second quarter underwriting results included about $36 million, or 9 points, of adverse development related to claims from 1999 and 2000, the group's performance continues to be in line with our objectives for 2003. Our operations experienced average rate increases of 27% and 23% in the first and second quarters, respectively, and should continue to benefit from the favorable pricing environment. We are targeting average rate increases of around 20% for the remainder of 2003."

Mr. Lindner continued, "In addition, our overall results benefited from our continuing ownership interest in Infinity which reported strong operating results for the 2003 second quarter. The market has recognized Infinity's value as evidenced by the increase in its stock price of about 65% since the initial public offering. Also in July, Infinity obtained a $200 million credit facility and repaid the $55 million promissory note we held."

Statutory premiums of the Annuity, Life and Health insurance operations for the 2003 second quarter were 10% higher than the 2002 period, reflecting the addition of several new fixed annuity agents and products. The net operating earnings of $9.3 million for the second quarter of 2003 were below the 2002 period of $21.5 million due primarily to lower spread income and an after-tax charge of $8.1 million in the fixed annuity operations. This charge reflects adjustments to certain balance sheet items, including deferred policy acquisition costs, that are calculated in part based on estimated future spreads on the company's block of in-force fixed annuities. Further details may also be found in the earnings release issued today by Great American Financial Resources, Inc. (NYSE:GFR). AFG owns 82% of GFR common stock and a proportional share of its earnings is included in AFG's results.

Six Month Results

AFG's net earnings for the first half of 2003 were $55.6 million ($.80 per share) compared to $13.5 million ($.19 per share) for the same 2002 period. Core earnings from insurance operations for the first half of 2003 were $58.9 million ($.84 per share), including the charges for the arbitration decision and annuity operations, compared to $79.7 million ($1.15) for the 2002 period. Excluding these charges, the underlying operating earnings for the first half of 2003 were about 18% higher than the 2002 period. Details of the financial results may be found in the accompanying schedules.

The combined ratio of AFG's P&C Group for the first six months of 2003, before a 4.6 point charge for the arbitration decision, was 96.9% compared to 101.4% in the 2002 period. The Specialty Group's combined ratio for the 2003 period was 96.8%; its gross written premiums increased about 22% over the 2002 period while net written premiums for this same period were only 14% higher due to certain reinsurance agreements mentioned above.

American Financial Corporation Merger

AFG recently filed a registration statement with the Securities and Exchange Commission, which has not yet become effective, relating to the previously announced merger agreement with its subsidiary, American Financial Corporation (AFC). Under the agreement, AFG and AFC will merge and the Series J preferred shareholders will receive $25 per share in AFG common stock. Also, an amount equal to accrued dividends on the Series J Preferred Stock will be paid in AFG common stock from the last dividend payment date to the merger date.

The AFG common stock to be issued in connection with this transaction may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. A proxy statement/prospectus, when available, may be obtained by contacting Securities Transfer Company at 513-579-2414.

Through the operations of the Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of retirement annuities, life and supplemental health insurance products.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward looking statements include statements relating to: the Company's expectations concerning market and other conditions, future premiums, revenues, earnings and investment activities; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate increases, improved loss experience and expected expense savings resulting from other recent initiatives.

Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: the unpredictability of possible future litigation if certain settlements do not become effective, changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, levels of catastrophes and other major losses, the actual amount of liabilities associated with certain asbestos and environmental related insurance claims, adequacy of loss reserves, availability of reinsurance and ability of reinsurers to pay their obligations, competitive pressures, including the ability to obtain rate increases, driving patterns and other changes in market conditions that could affect AFG's insurance operations.

Conference Call

The company will hold a conference call to discuss 2003 second quarter results at 11:00 a.m. (ET) today. Toll-free telephone access will be available by dialing 1-800-810-0924. Please dial in 5 to 10 minutes prior to the scheduled start time of the call. A replay of the call will also be available at around 2:00 p.m. (ET) today until 8:00 p.m. on August 7, 2003. To listen to the replay, dial 1-888-203-1112 and provide the confirmation code 834266. The conference call will also be broadcast over the Internet. To listen to the call via the Internet, go to AFG's website, www.amfnl.com, and follow the instructions at the Webcast link.

Contact:     Anne N. Watson                                        Web Sites:          Vice President-Investor Relations                   (513) 579-6652

-o0o-

(Financial summaries follow)

This earnings release and additional Financial Supplements are available at AFG's web site: www.amfnl.com.

AMERICAN FINANCIAL GROUP, INC. AND SUBSIDIARIES

SUMMARY OF EARNINGS

(In Millions, Except Per Share Data)
	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002

Operating revenues	$752.5	$ 966.3	$1,631.2	$1,909.2
Costs and expenses	738.2	905.6	1,552.1	1,790.7
	14.3	60.7	79.1	118.5
Related income taxes	2.3	17.9	24.7	38.8
Earnings from consolidated
insurance operations (1)	12.0	42.8	54.4	79.7
Net investee earnings from Infinity	3.1	-	4.5	-
Core earnings from insurance
Operations (1)	15.1	42.8	58.9	79.7

Other items, net of tax:
Special tax benefits (2)	-	-	5.5	16.0
Realized investment gains (losses)	16.1	(28.3)	(7.2)	(36.7)
Net losses from non-insurance
investees	(.7)	(2.4)	(1.6)	(5.1)
Cumulative effect of accounting
change(3)	-	-	-	(40.4)

Net earnings (loss)	$ 30.5	$ 12.1	$ 55.6	$ 13.5

Diluted Earnings (Loss) per Common Share:
Core from insurance operations (1)	$ .22	$ .62	$ .84	$ 1.15
Special tax benefits (2)	-	-	.08	.23
Realized investment gains (losses)	.23	(.42)	(.10)	(.53)
Non-insurance investees	(.01)	(.03)	(.02)	(.07)
Cumulative effect of accounting
change(3)	-	-	-	(.59)

Net earnings	$ .44	$ .17	$ .80	$ .19

Average number of Diluted Shares	69.9	69.4	69.7	69.2

  Includes 2003 2nd quarter charges of $28.5 million ($.41 per share) for an arbitration decision relating to a 1995 property claim and $6.7 million ($.10 per share) for a reduction in estimated future profitability of in-force fixed annuities, and an adjustment to reduce deferred taxes.

  Reflects tax benefits in the 2003 period relating to the Company's basis in Infinity Stock and a tax benefit in the 2002 period for the reversal of previously accrued amounts due to the resolution of certain tax matters.

  Reflects the 2002 implementation of Statement of Financial Accounting Standards No. 142 relating to the transitional goodwill impairment test.

AMERICAN FINANCIAL GROUP, INC.

PROPERTY AND CASUALTY INSURANCE OPERATIONS

UNDERWRITING RESULTS

(In Millions)
	Three months ended June 30,		Six months ended June 30,

	2003	2002	2003	2002

Property and Casualty Insurance
Operations: (a, b)

Gross written premiums	$ 864	$ 977	$1,722	$1,888

Net written premiums	$ 469	$ 639	$1,025	$1,282

Ratios (GAAP):
Loss & LAE ratio	77.0%(c)	74.2%	72.2%(c)	73.8%
Expense ratio	29.5%	26.7%	29.0%	27.3%
Policyholder dividend ratio	.6%	.2%	.3%	.3%

Combined Ratio (d)	107.1%	101.1%	101.5%	101.4%

Specialty Group:

Gross written premiums	$ 806	$ 648	$1,483	$1,211

Net written premiums	$ 450	$ 394	$ 889	$ 781

Ratios (GAAP):
Loss & LAE ratio	65.6%	66.6%	65.2%	66.7%
Expense ratio	29.5%	31.0%	31.2%	31.1%
Policyholder dividend ratio	.6%	.4%	.4%	.5%

Combined Ratio	95.7%	98.0%	96.8%	98.3%

  Includes Infinity Property and Casualty results through mid-February 2003 and AFG's direct auto insurance companies through the date of their sale at the end of April 2003.
  Includes personal lines operations remaining with AFG.
  For the three and six month periods, includes 10.6 points and 4.6 points, respectively, for the effect of an arbitration decision relating to a claim arising from a discontinued business.
  Includes other discontinued lines.